SilverCrest Announces Significant Babi Vista Vein High-Grade Expansion;

  2.1 Metres est. true width at 12,740 gpt AgEq
  1.1 Metres est. true width at 13,022 gpt AgEq
  1.6 Metres est. true width at 5,831 gpt AgEq
TSX: SIL | NYSE American: SILV	For Immediate Release

VANCOUVER, BC - March 9, 2020 - SilverCrest Metals Inc. ("SilverCrest" or the "Company") is pleased to announce in-fill and expansion drill results for the Babi Vista Vein ("Babi Vista") in the Babicanora Area of the Las Chispas Project ("Las Chispas") located in the state of Sonora, Mexico. The drilling announced today has nearly doubled the size of the high-grade footprint for the Babi Vista Vein since November 14, 2019 (see attached figures). These drill results show higher-grade vein mineralization to depth, including hole UBV19-30 with 2.1 metres (est. true width) grading 12,740 grams per tonne ("gpt") silver equivalent ("AgEq"; based on assumptions defined in the table below). The 22 in-fill and expansion drill holes in the high-grade footprint released today are in addition to 14 drill holes in the Babi Vista Vein high-grade footprint previously announced on February 25, 2019 and November 14, 2019. Based on these 36 drill holes, the updated high-grade footprint is approximately 400 metres along vein strike by 150 metres in height, and open along strike, towards surface and at depth. Within this footprint, the estimated average true width and grade of the vein is 1.2 metres grading 16.18 gpt gold ("Au") and 1,272.9 gpt silver ("Ag"), or 2,486 gpt AgEq. This average grade of AgEq is 230% higher than the previous estimate of 753 gpt AgEq (at 2.2 metres grading 4.70 gpt Au and 401.1 gpt Ag), with a reduction in estimated average vein width of 45% (see news release from November 14, 2019).

N. Eric Fier, CPG, P.Eng, and CEO, remarked, "With the further expansion of the Babi Vista Vein, we continue to add value through the drill bit at Las Chispas as we systematically discover and expand high-grade silver-gold mineralization. In the last six months of drilling, the Babicanora Vein, including Area 51 zone has gone from being the vein with the highest-grade of AgEq on the project to fourth on the list, now superseded by the Area 200 zone, Area 118 zone and now Babi Vista. Babi Vista mineralization starts about 50 metres below surface and is open in all directions. The vein is approximately 230 metres north of the Babicanora Vein and was discovered while driving the Santa Rosa Decline to the Area 51 zone. With the infill drilling program complete, we are now operating 12 drill rigs (reduced from 19 until further compilation work is completed), which are focusing on the extensions of high-grade veins including several new blind (not seen at surface) veins that are being intercepted as we drill along the strike of the Babicanora veins.

Drill results from Las Chispas, received after March 1, 2020, will not be included in the ongoing Feasibility Study ("FS"). Results received for hole BV20-30 with 0.4 metres grading 79.00 gpt Au and 5,102.0 gpt Ag, or 11,027 gpt AgEq (see table below) is the first hole announced that will not be used in the FS resource estimation. There are still over 400 drill holes remaining to be reported for results to be included in the resource estimation for the ongoing FS. These results will be released as compilation is completed over the next few months and will include new vein discoveries, in-fill drilling for the Babicanora and Babicanora Footwall veins, in-fill and expansion drilling for the Babi Sur Vein, and in-fill and expansion drilling for the Las Chispas and Giovanni veins including Area 118 zone."

The most significant result for this release is hole UBV19-30, which intersected 2.1 metres (estimated true width) grading 81.60 gpt Au and 6,619.0 gpt Ag, or 12,740 gpt AgEq. Also noteworthy are hole BV20-22 at 1.1 metres grading 101.45 gpt Au and 5,413.0 gpt Ag, or 13,022 gpt AgEq and hole BV20-18 at 1.6 metres grading 45.80 gpt Au and 2,395.9 gpt Ag, or 5,831 gpt AgEq. The following table summarizes the most significant drill intercepts (uncut, undiluted) for this release.

Babi Vista Vein, Drill Results in High-grade Footprint for this News Release:

Hole #**	From (m)	To (m)	Drilled Width (m)	Est. True Width (m)	Au (gpt)	Ag (gpt)	AgEq* (gpt)
BV19-08	338.5	339.7	1.2	0.9	7.87	702.4	1,293
BV19-09	136.8	138.4	1.6	1.4	0.56	114.9	157
BV19-12	379.0	380.0	1.0	0.8	7.40	566.0	1,121
BV20-14	378.9	380.2	1.3	1.0	1.51	163.3	277
BV20-17	378.1	378.7	0.6	0.5	3.98	453.0	752
BV20-18	401.9	403.8	1.9	1.6	45.80	2,395.9	5,831
Includes	402.5	403.3	0.8	0.6	95.80	4,882.0	12,067
BV20-19	386.0	387.0	1.0	0.8	5.30	3,957.0	4,354
Includes	386.0	386.5	0.5	0.4	10.00	7,834.0	8,584
BV20-22	279.2	280.6	1.4	1.1	101.45	5,413.0	13,022
BV20-30	297.8	298.3	0.5	0.4	79.00	5,102.0	11,027
UBV19-13	20.7	21.3	0.5	0.4	0.30	35.5	58
UBV19-14	23.8	24.5	0.7	0.5	11.50	638.0	1,501
UBV19-15	15.5	17.0	1.5	1.2	26.25	1,916.0	3,885
Includes	16.5	17.0	0.5	0.4	77.40	5,600.0	11,405
UBV19-16	14.7	15.2	0.5	0.4	1.73	167.0	297
UBV19-17	18.3	21.0	2.7	2.2	2.45	276.5	460
Includes	20.5	21.0	0.5	0.4	8.05	954.0	1,558
UBV19-21	19.8	21.4	1.6	1.3	9.54	934.9	1,650
Includes	20.3	20.8	0.5	0.4	26.20	2,590.0	4,555
UBV19-22	22.5	24.5	2.0	1.6	1.86	263.3	403
Includes	22.5	23.0	0.5	0.4	4.51	831.0	1,169
UBV19-24	21.6	22.1	0.5	0.4	4.39	502.0	831
UBV19-25	20.9	22.4	1.5	1.3	21.10	1,896.7	3,479
UBV19-26	16.1	16.6	0.5	0.4	1.44	135.0	243
UBV19-27	19.8	20.3	0.5	0.4	2.42	323.0	505
UBV19-28	13.7	14.4	0.7	0.5	3.02	376.0	603
UBV19-30	278.0	280.6	2.6	2.1	81.60	6,619.0	12,740
Includes	278.0	278.5	0.5	0.4	425.00	34,566.0	66,441
Weighted Average			1.2	1.0	23.67	1,819.7	3,595

Babi Vista Vein, All Drill Results to Date within High-Grade Footprint;

Hole #**	From (m)	To (m)	Drilled Width (m)	Est. True Width (m)	Au (gpt)	Ag (gpt)	AgEq* (gpt)
BAN18-14	279.6	280.1	0.5	0.4	3.96	295.0	592
BAN18-53	269.9	271.0	1.1	0.9	2.72	176.0	380
BV19-03***	270.6	284.7	14.1	4.3	17.27	1,364.8	2,660
BV19-04***	305.0	315.9	10.9	4.0	6.04	448.5	902
BV19-08	338.5	339.7	1.2	0.9	7.87	702.4	1,293
BV19-09	136.8	138.4	1.7	1.4	0.56	114.9	157
BV19-12	379.0	380.0	1.0	0.8	7.40	566.0	1,121
BV20-14	378.9	380.2	1.3	1.0	1.51	163.3	277
BV20-17	378.1	378.7	0.6	0.5	3.98	453.0	752
BV20-18	401.9	403.8	1.9	1.6	45.80	2,395.9	5,831
BV20-19	386.0	387.0	1.0	0.8	5.30	3,957.0	4,354
BV20-22	279.2	280.6	1.4	1.1	101.45	5,413.0	13,022
BV20-30	297.8	298.3	0.5	0.4	79.00	5,102.0	11,027
UBV19-02	24.1	27.0	2.9	2.3	2.27	215.1	386
UBV19-03	21.7	22.2	0.5	0.4	3.55	385.0	651
UBV19-05	12.4	13.5	1.1	0.9	4.86	600.0	965
UBV19-06	21.5	22.0	0.5	0.4	1.10	187.0	270
UBV19-07	24.0	24.7	0.7	0.6	1.09	92.0	174
UBV19-08	42.0	44.4	2.4	1.9	1.84	433.0	571
UBV19-12	18.2	19.7	1.5	1.2	2.56	296.3	488
UBV19-13	20.7	21.3	0.5	0.4	0.3	35.5	58
UBV19-14	23.8	24.5	0.7	0.5	11.50	638.0	1,501
UBV19-15	15.5	17.0	1.5	1.2	26.25	1,916.0	3,885
UBV19-16	14.7	15.2	0.5	0.4	1.73	167.0	297
UBV19-17	18.3	21.0	2.7	2.2	2.45	276.5	460
UBV19-21	19.8	21.4	1.6	1.3	9.54	934.9	1,650
UBV19-22	22.5	24.5	2.0	1.6	1.86	263.3	403
UBV19-24	21.6	22.1	0.5	0.4	4.39	502.0	831
UBV19-25	20.9	22.4	1.5	1.3	21.10	1,896.7	3,479
UBV19-26	16.1	16.6	0.5	0.4	1.44	135.0	243
UBV19-27	19.8	20.3	0.5	0.4	2.42	323.0	505
UBV19-28	13.7	14.4	0.7	0.5	3.02	376.0	603
UBV19-30	278.0	280.6	2.6	2.1	81.60	6,619.0	12,740
Weighted Average			1.9	1.2	16.18	1,272.9	2,486

Unnamed Veins Intersected while Drilling the Babi Vista Vein:

Hole #**	From (m)	To (m)	Drilled Width (m)	Est. True Width (m)	Au (gpt)	Ag (gpt)	AgEq* (gpt)
BV19-12	48.3	49.6	1.3	1.1	8.58	250.0	894
BV20-15	342.4	342.9	0.5	0.4	1.01	97.0	173
BV20-16	45.3	46.2	0.9	0.7	3.30	98.0	346
UBV19-12	140.6	141.7	1.1	0.9	5.06	407.0	787
UBV19-12	216.0	216.6	0.6	0.5	4.61	484.0	830
UBV19-14	19.5	20.0	0.5	0.4	0.46	178.0	213
UBV19-16	179.7	183.6	3.9	3.1	2.06	174.2	329
UBV19-17	118.5	119.2	0.7	0.6	0.99	92.0	166
UBV19-17	228.0	228.5	0.5	0.4	3.53	246.0	511
UBV19-22	27.8	28.3	0.5	0.4	1.89	216.0	358
UBV19-23	287.7	288.6	0.9	0.8	2.25	201.0	370
UBV19-24	155.8	156.5	0.7	0.6	6.11	613.0	1,071
UBV19-25	160.3	161.6	1.3	1.0	3.28	368.5	615

Note: All numbers are rounded. Based on a cutoff grade of 150 gpt AgEq, except for UBV19-13 which is less than 150gpt AgEq but inside the high-grade footprint.

* AgEq based on 75 (Ag):1 (Au) calculated using long-term silver and gold prices of US$17 per ounce silver and US$1,225 per ounce gold, with average metallurgical recoveries of 90% silver and 95% gold.

** UBV defines underground drill hole.

*** drill hole est. true width was re-interpreted from previous estimate. See news release dated November 14, 2019.

All assays were completed by ALS Chemex in Hermosillo, Mexico, and North Vancouver, BC, Canada. Holes BV19-06, BV19-07, BV19-10, BV19-11, BV20-20, BV20-21, UBV19-13, UBV19-18 to 20 and UBV19-29 intercepted veining, but were below the Company's cutoff grade of 150 gpt AgEq. Hole BV19-13 was lost and holes BV20-23 and 25 were drilled off-section. Previously announced hole BAN18-30 is outside the high-grade footprint and BAN18-33 was re-interpreted as not intercepting Babi Vista. Holes BV20-24, 26, 27, 28 and 29 are pending assays.

Unnamed and new vein intercepts are located in the hanging and footwalls of the Babi Vista and Babicanora Norte veins and add to the potential for further high-grade discoveries to be announced in the future.

There are currently 12 core drills operating at Las Chispas, reduced from 19 drills operating in January 2020. The reduction of seven exploration drills in the Las Chispas area was to allow for further compilation and re-interpretation work before continuing expansion drilling in this area. Of the 12 rigs operating, 11 surface and one underground, 10 rigs are completing expansion holes in the Babicanora Area on known and new veins, and two rigs are still working on known vein targets for the Las Chispas Area. Approximately 150 expansion holes for 35,000 to 45,000 metres remain to be completed in H1, 2020. Updated resource and maiden reserve estimates, including Babi Vista, are anticipated in the summer of 2020, along with the ongoing feasibility study.

The Qualified Person under National Instrument 43-101 Standards of Disclosure for Mineral Projects for this news release is N. Eric Fier, CPG, P.Eng, and CEO for SilverCrest, who has reviewed and approved its contents.

ABOUT SILVERCREST METALS INC.

SilverCrest is a Canadian precious metals exploration company headquartered in Vancouver, BC, that is focused on new discoveries, value-added acquisitions and targeting production in Mexico's historic precious metal districts. The Company's current focus is on the high-grade, historic Las Chispas mining district in Sonora, Mexico. The Las Chispas Project consists of 28 100%-owned mineral concessions where all of the resources are located. SilverCrest is the first company to successfully drill-test the historic Las Chispas Project, resulting in numerous discoveries that are being evaluated for economic viability and potential production in the future. The Company is led by a proven management team in all aspects of the precious metal mining sector, including taking projects through discovery, finance, on time and on budget construction, and production.

FORWARD-LOOKING STATEMENTS

This news release contains "forward-looking statements" and "forward-looking information" (collectively, "forward-looking statements") within the meaning of Canadian and United States securities legislation. These include, without limitation, statements with respect to: the strategic plans, timing and expectations for the Company's exploration and drilling programs of the Las Chispas Property, including metallurgical test results, mineralization estimates and grades for drill intercepts, permitting for various work, and optimizing and updating the Company's resource model and preparing a feasibility study; information with respect to high grade areas and size of veins projected from underground sampling results and drilling results; and the accessibility of future mining at the Las Chispas Property. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. Assumptions have been made regarding, among other things: the reliability of mineralization and metallurgical test estimates, the conditions in general economic and financial markets; availability of skilled labour; timing and amount of expenditures related to rehabilitation and drilling programs; and effects of regulation by governmental agencies. The actual results could differ materially from those anticipated in these forward-looking statements as a result of risk factors including: the timing and content of work programs; results of exploration activities; reliance on metallurgical test estimates, the interpretation of drilling results and other geological data; receipt, maintenance and security of permits and mineral property titles; environmental and other regulatory risks; project cost overruns or unanticipated costs and expenses; and general market and industry conditions. Forward-looking statements are based on the expectations and opinions of the Company's management on the date the statements are made. The assumptions used in the preparation of such statements, although considered reasonable at the time of preparation, may prove to be imprecise and, as such, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statements were made. The Company undertakes no obligation to update or revise any forward-looking statements included in this news release if these beliefs, estimates and opinions or other circumstances should change, except as otherwise required by applicable law.

N. Eric Fier, CPG, P.Eng Chief Executive Officer SilverCrest Metals Inc.

For Further Information:

SilverCrest Metals Inc.

Contact: Jacy Zerb, Investor Relations Manager

Telephone: +1 (604) 694-1730

Fax: +1 (604) 357-1313

Toll Free: 1-866-691-1730 (Canada & USA)

Email: info@silvercrestmetals.com

Website: www.silvercrestmetals.com

570 Granville Street, Suite 501

Vancouver, British Columbia V6C 3P1

Las Chispas District Plan Map

Las Chispas Area
Area 118 zone
300m by 125m by 1.6m*
3,078 gpt AgEq**
Area 200 zone
500m by 125m by 1.5m*
3,387 gpt AgEq**
Babi Vista
400m by 150m by 1.2m*
2,486 gpt AgEq**
Area 51 zone
20.9M oz AgEq, 1,393 gpt***
Indicated Resource (March 2019)
Babicanora Area
Recent Significant Discoveries
Luigi Vein
William Tell Vein
Las Chispas Vein
La Blanquita Vein
Giovanni Vein
Ban FW Vein
Ban HW
Babicanora FW Vein
Babicanora Norte Vein
Babi Sur HW Vein
Babi Sur Vein
Babicanora HW Vein
Babicanora Vein
Granaditas Vein
La Bertina Vein
El Muerto Vein
Varela 2 Vein
Varela 1 Vein
Chilitepin 3 Vein
Chilitepin 4 Vein
LAS CHISPAS

Babicanora Area Plan Map - March 2020

Babi Central Portal
Santa Rosa Portal
Area 200
Area 51
Babi Vista
400m by 150m by 1.2m*
2,486 gpt AgEq**
A'
A
La Bertina Vein
El Muerto Vein
Ban FW Vein
La Blanquita Vein
Giovanni Vein
Las Chispas Vein
Espiritu Santo Vein
Ban HW
Babicanora FW Vein
Babicanora Norte Vein
Babi Sur HW Vein
Babi Sur Vein
Babi Vista Vein
La Victoria Vein
Los Parientes Vein
Unnamed Vein
Babicanora HW Vein
Babicanora Vein
Granaditas 3 Vein
Granaditas Dos Vein
Granaditas Vein
Ranch 1 Vein
2020 Drill Target
0 250 500
meters

*High-grade footprint, vein strike length by height by est. true width, refer to news releases Feb. 25, 2019, Nov. 14, 2019, Nov. 21, 2019, and Feb. 18, 2020.

***466,000 tonnes at 7.90 gpt Au and 801 gpt Ag from March 2019 Technical Report .

SilverCrest Metals Inc.

Long Section (Inclined) of Babi Vista Vein
Looking Southwest

A'
A
Surface
Surface
B'
B
400m
OPEN
Welded Tuff
Santa Rosa Decline
UBV HOLES
1100 masl
Ave. 150m
Dyke/Sill
Dyke/Sill
Welded Tuff (Host)
Lithic Tuff (Host)
BAN18-34
BAN18-30
UBV19-11
UBV20-34
BV19-01
UBV19-04
UBV19-06
UBV19-10
BAN18-11
BAN18-39
BAN18-50
UBV19-07
BV19-02
BV20-27
BV19-09
1.4m, 157
BAN18-26
UBV19-08
BV20-22
1.1m, 13,022
UBV19-09
BV20-15
BV19-07
BV20-32
BAN18-14
UBV20-33
BAN18-53
BV19-05
BV20-31
BV20-14
1.0m, 277
BV19-03
BV20-16
BV20-21
BV20-17
0.5m, 752
BV20-24
BV19-12
0.8m, 1,121
UBV19-30
2.1m, 12,740
BV19-04
UBV19-31
UBV19-29
BV20-20
BV20-30
0.4m, 11,027
BV19-11
BV19-08
0.9m, 1,293
BV20-18
1.6m, 5,831
BV20-19
0.8m, 4,354
UBV20-32
BV20-26
BV19-06
BV19-10
Santa Rosa Decline
UBV19-04
UBV19-06
UBV19-10
UBV19-03
UBV19-05
UBV19-22
1.6m, 403
UBV19-07
BAN19 -26
BAN9-50
UBV19-15
1.2m, 3,885
UBV19-21
1.3m, 1,650
UBV19-14
0.5m, 1,501
UBV19-25
1.3m, 3,479
UBV19-09
UBV19-08
0m
25m
50m
Babicanora Area 3D
Looking NW
Babicanora Hangingwall Vein
Santa Rosa Decline
Babi Vista Vein
Babicanora Footwall Vein
Babicanora Vein
Babicanora Norte Footwall Vein
Babicanora Norte Area 200
Babicanora Norte Hangingwall Veins
Babicanora Norte Vein
0m
200m
SilverCrest Metals Inc.
0m
50m
100m
Legend (March 2020)
Current NR Reported DH
Currently Drilling
Proposed DH
Assays Pending
Completed DH Pierce pt.
>1000 gpt AgEq, NR & Total
High-Grade Footprint
Previous H-G Footprint
Underground Workings
Drill hole #
True Thickness, gpt AgEq*

UBV19-30: 0.4m @ 425 gpt Au and 34,566.0 gpt Ag, or 66,441 gpt AgEq*

Notes: NR = this news release
Holes BV20-23, 25, 26 and 28 are drilled off-section

All information is approximate.